UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934
RETAIL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Ohio	20-0090238
(State of incorporation or organization)	(IRS Employer
Identification No.)
3241 Westerville Road
Columbus, Ohio	43224
(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-134225
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Mandatorily Exchangeable Notes Due 2011	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Retail Ventures, Inc. is registering its Mandatorily Exchangeable Notes Due 2011 (the “PIES”), pursuant to a registration statement on Form S-3 (File No. 333-134225), originally filed with the Securities and Exchange Commission on May 17, 2006 (as subsequently amended, the “Registration Statement”). The description of the PIES, to be registered hereunder, is set forth in the section entitled “Description of the PIES” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Any such prospectus filed pursuant to Rule 424(b) under the Securities Act is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this form.
Item 2. Exhibits
3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to Form 8-K (file No. 1-10767) filed on October 8, 2003)

3.2	Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3(b) to Form 8-K (file No. 1-10767) filed on October 8, 2003)

4.1	Form of Mandatorily Exchangeable Notes Due 2011 (when filed, will be incorporated herein by reference, as included in Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.2	Form of Indenture between Retail Ventures, Inc. and Lehman Brothers Inc., to be dated as of the closing date (when filed, will be incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.3	Form of Collateral Agreement among Retail Ventures, Inc. and HSBC Bank USA, National Association, to be dated as of the closing date (when filed, will be incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.4	Exchange Agreement, dated July 5, 2005, between Retail Ventures, Inc. and DSW Inc. (incorporated herein by reference to Exhibit 10.4 on Form 8-K (File No. 1-10767) filed on July 11, 2005)

4.5	Form of Exchange Request by Retail Ventures, Inc. to DSW Inc. (when filed, will be incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (Registration No. 333-134225))

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RETAIL VENTURES, INC.
(Registrant)

	By:	/s/ James A. McGrady

Date: July 14, 2006	Name:	James A. McGrady
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index
3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(a) to Form 8-K (file No. 1-10767) filed on October 8, 2003)

3.2	Amended and Restated Code of Regulations (incorporated herein by reference to Exhibit 3(b) to Form 8-K (file No. 1-10767) filed on October 8, 2003)

4.1	Form of Mandatorily Exchangeable Notes Due 2011 (when filed, will be incorporated herein by reference, as included in Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.2	Form of Indenture between Retail Ventures, Inc. and Lehman Brothers Inc., to be dated as of the closing date (when filed, will be incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.3	Form of Collateral Agreement among Retail Ventures, Inc. and HSBC Bank USA, National Association, to be dated as of the closing date (when filed, will be incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (Registration No. 333-134225))

4.4	Exchange Agreement, dated July 5, 2005, between Retail Ventures, Inc. and DSW Inc. (incorporated herein by reference to Exhibit 10.4 on Form 8-K (File No. 1-10767) filed on July 11, 2005)

4.5	Form of Exchange Request by Retail Ventures, Inc. to DSW Inc. (when filed, will be incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-3 (Registration No. 333-134225))